Exhibit 10.11

Confidential portions of this Agreement have been omitted and filed separately with the Commission subject to a request for confidential treatment.

                               License Agreement
                          Texas Tech University System

This Agreement is made and entered into this 22nd day of January, 2002 (the "Effective Date"), by and between Texas Tech University System, an institution of higher education having its place of business at Box 42007, Lubbock, Texas 79409-2007 (hereinafter referred to as "LICENSOR"), and HemoBioTech, Inc., a corporation duly organized under the laws of the State of Texas and having its principal office at Suite 2006, 15889 Preston Road, Dallas, Texas 75248 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH
                                   ----------

       WHEREAS, LICENSOR is the owner of certain PATENT RIGHTS (as later defined herein) relating to LICENSOR Case No. TTU D-0177, "Blood Substitute" by Drs. Mario Feola, Jan S. Simoni, and Peter C. Canizaro, and has the right to grant licenses under said PATENT RIGHTS, subject only to a possible royalty-free, nonexclusive license heretofore granted to the United States Government;

       WHEREAS, LICENSOR desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

       WHEREAS, LICENSEE has represented to LICENSOR, to induce LICENSOR to enter into this Agreement, that LICENSEE has represented that it will cause the formation of a start-up company which shall commit itself to a thorough, vigorous, and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

       WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and condition hereinafter set forth;

       WHEREAS, LICENSEE acknowledges that if funds obtained from the U.S. Government are co-mingled with funds obtained from LICENSEE in support of sponsored research under any future sponsored research agreements, then any license granted would be subject to rights in the U.S. Government under 37 CFR part 401, should they exist;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS

       For the purposes of this Agreement, the following words and phrases shall have the following meanings:

       1.1 "LICENSEE" shall include HemoBioTech, Inc., and any subsequent start-up company approved by LICENSOR.

       1.2 "PATENT RIGHTS" shall mean all of the following LICENSOR intellectual property:

       (a) the United States and foreign patents and/or patent applications listed in Appendices A and B; and any patent application filed pursuant to the terms of this Agreement in the name of the LICENSOR and/or Biological Material arising out of a Designated Invention;

       (b) United States and foreign patents issued from the applications arising from (a) and from divisional and continuation of these applications;

       (c) Any reissues of United States patents described in (a or (b), above.

       1.3    A "LICENSED PRODUCT" shall mean any product or part thereof which:

       (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

       (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

       1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

       1.5 "NET SALES" shall mean LICENSEE's (and its sublicensees') billings for LICENSED PRODUCTS and LICENSED PROCESSES produced hereunder less the sum of the following:

       (a) discounts allowed in amounts customary in the trade;

       (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

       (c) outbound transportation prepaid or allowed; and

       (d) amounts allowed or credited on returns.

       No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced.

       1.6 "LICENSE YEAR" shall mean each twelve (12) month period beginning on the effective date of this Agreement first written above and thereafter on the anniversary date thereof.

       1.7 DESIGNATED INVENTION shall mean any patentable invention or proprietary Biological Material, in each case, created and/or conceived and/or reduced to practice, by any employees of LICENSOR funded under a future sponsored research agreement funded by LICENSEE and which LICENSEE, in a written notice to LICENSOR within 90 days after LICENSEE first receives written notification of such invention or Biological Material in accordance with the terms of the sponsored research agreement, shall have designated as an invention it wishes to license under the terms of this Agreement.

       1.8 BIOLOGICAL MATERIAL shall mean any protein, gene, gene vector, plasmid or other construct, cell line, hybridoma, monoclonal antibody or other similar biological materials, or derivatives or analogs thereof, created by employees of the Texas Tech University System and arising out of the sponsored research, which is or is subject to becoming a Designated Invention.

       1.9 TECHNICAL INFORMATION means and includes all technical information, developments, discoveries, know-how, methods, techniques, formulae, processes, and other information that are conceived and/or discovered and/or reduced to practice during the course of the sponsored research. "Technical Information" shall exclude any of the foregoing that are included in a claim of the Licensed Patents, or Licensed Applications or that are Biological Materials.

                                ARTICLE 2--GRANT

       2.1 LICENSOR hereby grants to LICENSEE the exclusive right and license to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell, and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES world-wide, until the end of the term for which the patent rights are granted unless this Agreement shall be sooner terminated according to the terms hereof.

       2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

       2.3 LICENSOR reserves the right to practice under the PATENT RIGHTS for its own noncommercial research purposes.

       2.4 LICENSEE may sublicense its license hereunder to any third party provided that LICENSEE finds the sublicensee generally acceptable (such acceptance is not to be unreasonably withheld), that all sublicensees shall be obligated to all the terms and conditions of this Agreement protective of LICENSOR and that LICENSEE shall make all reasonable efforts to ensure compliance of the sub-licensee on all provisions of this Agreement that are beneficial to or protective of the LICENSOR. LICENSEE has the right, to the extent permitted by State and Federal law and to the extent that it pays for such use, including overhead charges, to use its personnel, labs, facilities and equipment in the production of LICENSED PRODUCTS until the end of phase two of clinical testing unless this Agreement shall be sooner terminated according to the terms hereof.

       2.5 LICENSOR recognizes that one of more of its employees may leave LICENSOR to join LICENSEE full time and that LICENSOR will not prevent or hold either employee or LICENSEE liable for such act. Furthermore, LICENSOR recognizes that LICENSEE may ask select employees, directions and affiliates of LICENSOR to act as advisors, directors and part-time associates and consultants and that LICENSEE may compensate for such an act, in the form of cash and or stock options.

       2.6 LICENSEE agrees to forward to LICENSOR a copy of any and all sublicense agreements promptly upon execution by the parties.

       2.7 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of or sharing agreement with LICENSOR.

       2.8 LICENSOR recognizes that LICENSEE may encounter patents held by third parties which are superior to both LICENSOR's and LICENSEE's patents and that a cross-license between LICENSEE and such third party may be necessary in order to enable LICENSEE to exercise the license herein granted. In that event, LICENSEE shall have the right to enter into cross-licensing agreements with third parties and to grant cross-licenses under any and all of that PATENTS, provided that such cross-license does not relieve LICENSEE from any obligation hereunder.

       2.9 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendices A and B hereof, or which is a Designated Invention.

       2.10 Further, LICENSOR grants LICENSEE the exclusive right to use Technical Information to the extent necessary or appropriate to make, use or sell a Licensed Product, PROVIDED, HOWEVER, that the grant of such a right with respect to the Technical Information shall not in any way affect the rights of employees and researchers of LICENSOR to make publications and presentations are made in compliance of any future sponsored research agreement.

       Notwithstanding anything in this Agreement, the employees and researchers of LICENSOR may make Biological Materials available to other academic researchers with an appropriate standard Biological Materials Agreement that prevents further transfer of such Biological Materials and grants no commercial rights, in order to satisfy the requirements of a journal publisher.

                            ARTICLE 3--DUE DILIGENCE

       3.1 LICENSEE shall use its best efforts to bring one of more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

       (a) LICENSEE shall deliver to LICENSOR on or before December 31st a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES and shall provide similar reports to LICENSOR on or before December 31st of each year.

                    ARTICLE 4--PAYMENTS MADE IN CONSIDERATION
                   OF THE EXECUTION OF THIS LICENSE AGREEMENT


       4.1 LICENSEE agrees to pay The Texas Tech System Research and Economic Development Foundation (hereinafter referred to as "FOUNDATION") five percent (5%) of the authorized founding stock in LICENSEE or its successors. This payment is in exchange for royalties, licensing fees, sublicensing fees and any and all other payments and considerations associated with this Agreement. Throughout the initial phase of financing or capital acquisition, The Foundation's five percent equity share shall be protected against dilution until LICENSEE has expended fifteen million dollars ($15,000,000.00) in capital. Thereafter, FOUNDATION's equity interest shall be dilutable.

In addition, LICENSEE agrees to create a special fund in the amount of $1.2 Million dollars dedicated over a period of four years to support efforts in incubating and commercializing other LICENSOR technologies. LICENSEE reserves the right of first refusal on licensing and commercializing other technologies developed by LICENSOR.


                        ARTICLE 5--INTELLECTUAL PROPERTY
                        PROTECTION AND PAYMENT OF COSTS

       5.1 If future Designated Inventions come into existence, LICENSEE agrees to pay all direct and documentable prosecution costs for such Designated Inventions paid by LICENSOR at least through an appeal to the U.S. Patent and Trademark Office Board of Appeals.

       5.2 Upon successful commercialization and where maintenance fees are due on Patent Rights throughout the world and LICENSEE remains exclusively licensed, LICENSEE agrees to reimburse LICENSOR for the costs of said maintenance within thirty (30) days of Notice thereof to LICENSEE by LICENSOR.

       5.3 Should the opportunity to file foreign counterpart applications of Designated Inventions exist, LICENSEE may designate foreign countries where counterpart foreign applications shall be filed. Title to such foreign patent applications shall be in LICENSOR. LICENSEE agrees to pay for all expenses incurred in the preparation, filing, prosecution, renewal and continuation of patents and patent applications in said designated countries including all taxes, official fees and attorney's fees.

       5.4 LICENSEE may designate by notice to LICENSOR countries where applications with respect to Designated Inventions shall be filed, which may include the United States or any other country. Title to inventions made solely by inventive contributions of employees of the LICENSOR shall be in LICENSOR; title to inventions made solely by inventive contributions of employees of LICENSEE shall be in LICENSEE; and title to inventions made by joint inventive contributions of employees of both the LICENSOR AND LICENSEE shall be jointly owned by the LICENSOR and LICENSEE. LICENSEE agrees to pay for all reasonable and necessary out-of-pocket expenses incurred in the preparation, filing, prosecution, maintenance, renewal and continuation of said patents and applications in said designated countries, including all taxes, official fees and attorney's fees. The patent law firm selected shall be mutually acceptable to LICENSOR and LICENSEE. LICENSOR shall be the client in the attorney-client relationship with such law firm and may provide instructions to such law firm regarding the scope and content of applications to be filed and prosecuted, subject to the right of LICENSEE to request LICENSOR to instruct such law firm to cover any additional matters as LICENSEE may desire to assure that such application covers all items of commercial interest and importance. LICENSOR will honor such requests of LICENSEE. LICENSOR and LICENSEE each shall receive copies of all correspondence with respect to such preparation, filing, prosecution, renewal and continuation of Licensed Patents and Licensed Applications. LICENSOR AND LICENSEE shall consult with each other regarding all such patent application matters and the costs associated therewith. Notwithstanding the foregoing, LICENSEE may elect in writing to be released from its license in any of the patents and applications in a particular country at any time after initial filing costs have been paid, in which event it shall thereafter, upon notice of such election being given to LICENSOR, have no obligation to reimburse LICENSOR for any future expenses relating to such patent, or application therefore in such country.

                         ARTICLE 6--REPORTS AND RECORDS

       6.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to LICENSOR hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the license year to which they pertain, to the inspection of LICENSOR or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in re-porting to LICENSOR's detriment, LICENSEE agrees to pay the full cost of such inspection.

       6.2 Before the first commercial sales of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE shall submit the reports due under Paragraph 3.1(a) on December 31st of each year. After the first commercial sales of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each license year, shall deliver to LICENSOR true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

              (a) number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all sublicensees; and if multiple patents or patent applications are contained in Patent rights, which of the patents or patent applications apply to each LICENSED PRODUCT;

              (b) total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees; each distinct product or model number separately accounted for

              (c) accounting for all LICENSED PROCESSES used or sold by LICENSEE and all sublicensees:

              (d)    deductions applicable as provided in Paragraph 1.5;

              (e)    names and addresses of all sublicensees of LICENSEE.

       6.3 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide LICENSOR with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

                            ARTICLE 7 - INFRINGEMENT

       7.1 LICENSEE shall inform LICENSOR promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

       7.2 During the term of this Agreement, LICENSOR shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that LICENSOR may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by LICENSOR shall be borne by LICENSOR and LICENSOR shall keep any recovery or damages for past infringement derived therefrom.

       7.3 If within six (6) months after having been notified of any alleged infringement, LICENSOR shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSOR shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS, and LICENSEE may, for such purposes, use the name of LICENSOR as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of LICENSOR, which consent shall not unreasonably be withheld. LICENSEE shall indemnify LICENSOR against any order for costs that may be made against LICENSOR in such proceedings.

       7.4 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, LICENSOR, at its option, shall have the right, within thirty
(30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

       7.5 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

       7.6 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the PATENT RIGHTS. Any upfront fees as part of such a sublicense shall be shared equally between LICENSEE and LICENSOR; other royalties shall be treated per Article 4.

                         ARTICLE 8 - PRODUCT LIABILITY

       8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold LICENSOR, its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder, excepting only claims that the PATENT RIGHTS infringe third party intellectual property.

       8.2 No other action on the part of LICENSOR is or will be necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by LICENSOR, and this Agreement constitutes the valid and legally binding obligation of LICENSOR, enforceable against it according to its terms.

       8.3 Insofar as LICENSOR is aware, the execution and delivery of this Agreement by LICENSOR and the performance of its obligations hereunder will not conflict with or violate any of the terms, conditions or provisions of or constitute a default under any contract, instrument, agreement, law, order, regulation, judgment or license to which LICENSOR is a party or may be bound. LICENSOR represents and warrants that, to its present best knowledge and belief, the PATENT RIGHTS and the LICENSED PRODUCT and/or LICENSED PROCESS(es) made, used, sold, or otherwise disposed of under any license granted herein are or will be free from liability, infringement of patents or property rights owned by third parties.

       8.4*


----------
* The information omitted is confidential and has been filed separately with the commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

*

       8.5 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LICENSOR THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL LICENSOR, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSOR SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

       8.6 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSEE, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO GUARANTEES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES AND OR GUARANTEES OF CLINICAL TESTING, COMMUNICABILITY AND MERCHANTABILITY OF PATENT RIGHTS. IN NO EVENT SHALL LICENSEE, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSEE SHALL BE ADVISED, SHALL HAVE OTHER REASONS TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

----------
* The information omitted is confidential and has been filed separately with the commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                          ARTICLE 9 - EXPORT CONTROLS

       It is understood that LICENSOR is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE and LICENSEE shall not export data of commodities to certain foreign countries without prior approval of such agency. LICENSOR neither represents that a license shall not be required nor that, if required, it shall be issued.

                         ARTICLE 10 - NON-USE OF NAMES

       LICENSEE shall not use the names or trademarks of the Texas Tech University, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent obtained from LICENSOR, or said employee, in each case, except that LICENSEE may state that it is licensed by LICENSOR under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                            ARTICLE 11 - ASSIGNMENT

       This Agreement is not assignable and any attempt to do so shall be void, unless permitted in writing by LICENSOR, which permission will be unreasonably withheld provided the economic interests of LICENSOR are protected.

                        ARTICLE 12 - DISPUTE RESOLUTION

       12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in rea-sonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the - area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the State of Texas or in the United States District Court for the District of Texas, to whose jurisdiction for such purposes LICENSOR and LICENSEE each hereby irrevocably consents and submits.

       12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                            ARTICLE 13 - TERMINATION

       13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by LICENSOR.

       13.2 Should LICENSEE fail to make any payment whatsoever due and payable to LICENSOR hereunder, LICENSOR shall have the right to terminate this Agreement effective on ninety (90) days' notice, unless LICENSEE shall make all such payments to LICENSOR within said ninety (90) day period. Upon the expiration of the ninety (90) days period, if LICENSEE shall not have made all such payments to LICENSOR, the rights, privileges and license granted hereunder shall automatically terminate.

       13.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph 3.1), other than those occurrences set out in Paragraphs 12.1 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 12.1, LICENSOR shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective in ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

       13.4 LICENSEE shall have the right to terminate this Agreement at any time on a ninety (90) days notice to LICENSOR, and upon payment of all amounts due LICENSOR through the effective date of the termination.

       13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 7, 8, 9, 12.1. No such articles shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to LICENSOR as required by Article 4 of this Agreement and shall submit the reports required by Article 6 hereof.

       13.6 The termination of this Agreement for any reason shall not affect the validity of the sublicenses then in effect, in accordance with and subject to their terms; provided however, that such sublicenses shall at all times remain subject to the terms hereof.

       13.7 This Agreement shall constitute the entire agreement of the parties on the subject matter hereof superceding any prior oral or written representations or agreements. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

                         ARTICLE 14 - PAYMENTS, NOTICES
                            AND OTHER COMMUNICATIONS

       Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

       In the case of LICENSOR:

                                   Director
                                   Technology Transfer and Intellectual Property Box 42007
                                   Texas Tech University Systems
                                   Lubbock, TX 79409-2007

In the case of LICENSEE:           CEO
                                   HemoBioTech, Inc.
                                   Suite 2006
                                   15889 Preston Road
                                   Dallas, Texas 75248



                     ARTICLE 15 - MISCELLANEOUS PROVISIONS

       15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Texas, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

       15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

       15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

       15.4 LICENSEE agrees to make the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

       15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition o this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

Texas Tech University Systems

By /s/ H. Walter Haeussler
  ---------------------------------
Name   H. Walter Haeussler
       ----------------------------
Title  Dir. Tech. Transfer & I.P.
       ----------------------------
Date   Feb. 12, 2002
       ----------------------------



HemoBioTech, Inc.

By /s/ Ghassan Nino
  ---------------------------------
Name:  Ghassan Nino
       ----------------------------
Title: Interim President
       ----------------------------
Date:  January 27, 2002
       ----------------------------

                                   APPENDIX A
                                   ----------



UNITED STATES PATENT RIGHTS


LICENSOR Case No. TTU D-0177



U.S. Patent No. 5,439,882
Issued 8-8-95

                                   APPENDIX B
                                   ----------

1. FOREIGN PATENT APPLICATIONS AND PATENTS WITHIN THE PATENT RIGHTS AS OF EFFECTIVE DATE:

       For LICENSOR Case No. D-0177:

Australia                  650439
                           565763

Austria                    0507870

Belgium                    0507870

Canada                     2,103,680
                           2,072,081

Denmark                    0507870

Europe                     0586381

Finland                    922937
                           933550
                           106362

France                     0507870
                           0586381

Germany                    0507870
                           0586381

Great Britain              0507870

Greece                     3019775

Ireland                    73248

Italy                      0507870

Japan                      2954347

Korea                      168866
                           227453

Luxembourg                 0507870
                           0586381

Netherlands                0507870

Norway                     19922551=309799
                           308934
                           932857

Portugal                   96398 (dropped)

Spain                      91902885.2

Sweden                     91902885.2

Switzerland                0507870